Exhibit 1.01– Conflict Minerals Report

Conflict Minerals Report of Civeo Corporation

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Minerals Report (“CMR”) of Civeo Corporation (“Civeo” or “Company”) for the reporting period ended December 31, 2015 (the “Reporting Period”) in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

1.	Introduction

The intent of this CMR is to summarize the results of Civeo’s good faith Reasonable Country of Origin Inquiry (“RCOI”) and describe Civeo’s due diligence process in accordance with Rule 13p-1 requirements.

2.	Reasonable Country of Origin Inquiry Description

To implement the RCOI, Civeo’s Tier 1 suppliers, representing 80% of spend in Conflict Mineral supplier categories as defined by the Company, were engaged to collect information regarding the presence and sourcing of gold, tantalum, tin and tungsten (collectively “3TG”) used in the products supplied to Civeo. Information was collected and stored within Civeo’s internal record keeping systems.

Civeo’s supplier engagement efforts followed these steps:

●	An introduction was presented and discussed with Tier 1 suppliers describing the Conflict Minerals Compliance Program (“CMCP”) requirements.

●	Following the introduction, information was solicited from suppliers on the presence of 3TG in the products supplied to Civeo.

●	Throughout the process, suppliers were supported and offered assistance to ensure timely survey completion and submission compliance.

●	Civeo performed a series of follow ups with non-responsive suppliers.

●	Civeo escalated the request to senior management within the supplier organization where appropriate to ensure supplier participation in CMCP requirements.

Civeo utilized the Electronic Industry Citizenship Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Due Diligence Template (“EICC-GeSI Template”) for data collection.

Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG smelters or refiners (“SORs”) and associated mine countries of origin. To facilitate reporting at the product-level, the products indicated by Civeo as being sourced from a given supplier were communicated to that supplier as part of the data request. Suppliers were able to submit multiple Conflict Minerals Reporting Templates (“CMRT”) as needed to address all indicated products. In many cases, however, the supplier response defaulted to a company level CMRT and was not specifically related to products supplied to Civeo.

Supplier responses were evaluated for plausibility, consistency, and to ensure completion of the necessary detail. Additional contact with suppliers was conducted to address issues of incomplete data on EICC-GeSI Templates.

3.	RCOI Results

Twenty-Eight (28) suppliers were identified as having supplied materials containing 3TG to be used in Civeo’s manufacturing processes. They were considered in-scope for conflict mineral regulatory purposes and contacted as part of the RCOI process.

A total of 370 Smelters or Refiners (SORs) spanning 43 countries of origin were identified as potential 3TG SORs used by our suppliers. Below is a summary of verified smelters.–1

As a result of the inquiry process, Civeo was able to identify 1SOR of 3TG with an indication of Democratic Republic of Congo/Covered Country (“DRC/CC”) sourcing.

SOR/Facility Name	Conflict-Free Smelter Program Status
Gold
Advanced Chemical Company	Active
Aida Chemical Industries Co., Ltd.	CFSP - Compliant
Aktyubinsk Copper Company TOO	No Certificate
Al Etihad Gold Refinery DMCC	No Certificate
Allgemeine Gold-und Silberscheideanstalt A.G.	CFSP - Compliant
Almalyk Mining and Metallurgical Complex (AMMC)	Active
AngloGold Ashanti Córrego do Sítio Mineração	CFSP - Compliant
Argor-Heraeus SA	CFSP - Compliant
Asahi Pretec Corporation	CFSP - Compliant
Asahi Refining Canada Limited	CFSP - Compliant
Asahi Refining USA Inc.	CFSP - Compliant
Asaka Riken Co., Ltd.	CFSP - Compliant
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	No Certificate
Aurubis AG	CFSP - Compliant
Auston powder	No Certificate
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CFSP - Compliant
Bauer Walser AG	No Certificate
Boliden AB	CFSP - Compliant
C. Hafner GmbH + Co. KG	CFSP - Compliant
Caridad	No Certificate
CCR Refinery - Glencore Canada Corporation	CFSP - Compliant
Cendres + Métaux SA	Active
Chimet S.p.A.	CFSP - Compliant
China National Gold Group Corporation	No Certificate

(1) Verified smelters are those listed by the EICC. (“CFSP - Compliant” – developed and implemented a Conflict Free Smelter Program; “Active” - committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs; “No Certification” Program status is unknown).

Chugai Mining	No Certificate
Codelco	No Certificate
Colt Refining	No Certificate
Daejin Indus Co., Ltd.	Active
DaeryongENC	No Certificate
Daye Non-Ferrous Metals Mining Ltd.	No Certificate
Do Sung Corporation	Active
DODUCO GmbH	CFSP - Compliant
Dowa	CFSP - Compliant
Eco-System Recycling Co., Ltd.	CFSP - Compliant
Elemetal Refining, LLC	CFSP - Compliant
Emirates Gold DMCC	CFSP - Compliant
Faggi Enrico S.p.A.	Active
Fidelity Printers and Refiners Ltd.	No Certificate
FSE Novosibirsk Refinery	No Certificate
Gansu Seemine Material Hi-Tech Co., Ltd.	No Certificate
Geib Refining Corporation	Active
Great Wall Precious Metals Co., Ltd. of CBPM	No Certificate
Guangdong Gaoyao Co	No Certificate
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	No Certificate
Hangzhou Fuchunjiang Smelting Co., Ltd.	No Certificate
Heimerle + Meule GmbH	CFSP - Compliant
Heraeus Ltd. Hong Kong	CFSP - Compliant
Heraeus Precious Metals GmbH & Co. KG	CFSP - Compliant
Hunan Chenzhou Mining Co., Ltd.	No Certificate
Hwasung CJ Co., Ltd.	No Certificate
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CFSP - Compliant
Ishifuku Metal Industry Co., Ltd.	CFSP - Compliant
Istanbul Gold Refinery	CFSP - Compliant
Japan Mint	CFSP - Compliant
Jiangxi Copper Company Limited	CFSP - Compliant
Johnson Matthey Limited	No Certificate
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CFSP - Compliant
JSC Uralelectromed	CFSP - Compliant
JX Nippon Mining & Metals Co., Ltd.	CFSP - Compliant
Kaloti Precious Metals	No Certificate
Kazakhmys Smelting LLC	No Certificate
Kazzinc	CFSP - Compliant
Kennecott Utah Copper LLC	CFSP - Compliant
KGHM Polska Miedź Spółka Akcyjna	Active
Kojima Chemicals Co., Ltd.	CFSP - Compliant
Korea Metal Co., Ltd.	No Certificate
Korea Zinc Co. Ltd.	Active
Kyrgyzaltyn JSC	No Certificate

L' azurde Company For Jewelry	No Certificate
Lingbao Gold Company Limited	No Certificate
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	No Certificate
LS-NIKKO Copper Inc.	CFSP - Compliant
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	No Certificate
Materion	CFSP - Compliant
Matsuda Sangyo Co., Ltd.	CFSP - Compliant
Metahub Industries Sdn. Bhd.	No Certificate
Metalor Technologies (Hong Kong) Ltd.	CFSP - Compliant
Metalor Technologies (Singapore) Pte., Ltd.	CFSP - Compliant
Metalor Technologies (Suzhou) Ltd.	Active
Metalor Technologies SA	CFSP - Compliant
Metalor USA Refining Corporation	CFSP - Compliant
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CFSP - Compliant
Mitsubishi Materials Corporation	CFSP - Compliant
Mitsui Mining and Smelting Co., Ltd.	CFSP - Compliant
MMTC-PAMP India Pvt., Ltd.	CFSP - Compliant
Morris and Watson	No Certificate
Moscow Special Alloys Processing Plant	CFSP - Compliant
Nadir Metal Rafineri San. Ve Tic. A.Ş.	CFSP - Compliant
Navoi Mining and Metallurgical Combinat	Active
Nihon Material Co., Ltd.	CFSP - Compliant
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CFSP - Compliant
Ohura Precious Metal Industry Co., Ltd.	CFSP - Compliant
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	CFSP - Compliant
OJSC Kolyma Refinery	No Certificate
OJSC Novosibirsk Refinery	CFSP - Compliant
PAMP SA	CFSP - Compliant
Penglai Penggang Gold Industry Co., Ltd.	No Certificate
Prioksky Plant of Non-Ferrous Metals	CFSP - Compliant
PT Aneka Tambang (Persero) Tbk	CFSP - Compliant
PX Précinox SA	CFSP - Compliant
Rand Refinery (Pty) Ltd.	CFSP - Compliant
Republic Metals Corporation	CFSP - Compliant
Royal Canadian Mint	CFSP - Compliant
SAAMP	No Certificate
Sabin Metal Corp.	No Certificate
Samduck Precious Metals	Active
SAMWON Metals Corp.	No Certificate
SAXONIA Edelmetalle GmbH	Active
Schone Edelmetaal B.V.	CFSP - Compliant
SEMPSA Joyería Platería SA	CFSP - Compliant
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	No Certificate
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CFSP - Compliant

Sichuan Tianze Precious Metals Co., Ltd.	CFSP - Compliant
Singway Technology Co., Ltd.	CFSP - Compliant
So Accurate Group, Inc.	No Certificate
SOE Shyolkovsky Factory of Secondary Precious Metals	CFSP - Compliant
Solar Applied Materials Technology Corp.	CFSP - Compliant
Sudan Gold Refinery	No Certificate
Sumitomo Metal Mining Co., Ltd.	CFSP - Compliant
T.C.A S.p.A	CFSP - Compliant
Tanaka Kikinzoku Kogyo K.K.	CFSP - Compliant
The Great Wall Gold and Silver Refinery of China	No Certificate
The Refinery of Shandong Gold Mining Co., Ltd.	CFSP - Compliant
Tokuriki Honten Co., Ltd.	CFSP - Compliant
Tongling Nonferrous Metals Group Co., Ltd.	No Certificate
Tony Goetz NV	No Certificate
Torecom	Active
Umicore Brasil Ltda.	CFSP - Compliant
Umicore Precious Metals Thailand	CFSP - Compliant
Umicore SA Business Unit Precious Metals Refining	CFSP - Compliant
United Precious Metal Refining, Inc.	CFSP - Compliant
Valcambi SA	CFSP - Compliant
Western Australian Mint trading as The Perth Mint	CFSP - Compliant
WIELAND Edelmetalle GmbH	Active
Yamamoto Precious Metal Co., Ltd.	CFSP - Compliant
Yokohama Metal Co., Ltd.	CFSP - Compliant
Yunnan Copper Industry Co., Ltd.	No Certificate
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CFSP - Compliant
Zijin Mining Group Co., Ltd. Gold Refinery	CFSP - Compliant
Tantalum
Avon Specialty Metals Ltd	No Certificate
Changsha South Tantalum Niobium Co., Ltd.	CFSP - Compliant
Conghua Tantalum and Niobium Smeltry	CFSP - Compliant
D Block Metals, LLC	CFSP - Compliant
Duoluoshan	CFSP - Compliant
E.S.R. Electronics	Active
Exotech Inc.	CFSP - Compliant
F&X Electro-Materials Ltd.	CFSP - Compliant
FIR Metals & Resource Ltd.	CFSP - Compliant
Global Advanced Metals	No Certificate
Global Advanced Metals Aizu	CFSP - Compliant
Global Advanced Metals Boyertown	CFSP - Compliant
Guangdong Zhiyuan New Material Co., Ltd.	CFSP - Compliant
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	No Certificate
H.C. Starck Co., Ltd.	CFSP - Compliant
H.C. Starck GmbH Goslar	CFSP - Compliant

H.C. Starck GmbH Laufenburg	CFSP - Compliant
H.C. Starck Group	No Certificate
H.C. Starck Hermsdorf GmbH	CFSP - Compliant
H.C. Starck Inc.	CFSP - Compliant
H.C. Starck Ltd.	CFSP - Compliant
H.C. Starck Smelting GmbH & Co.KG	CFSP - Compliant
Hengyang King Xing Lifeng New Materials Co., Ltd.	CFSP - Compliant
Hi-Temp	No Certificate
Hi-Temp Specialty Metals, Inc.	CFSP - Compliant
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CFSP - Compliant
Jiangxi Tuohong New Raw Material	CFSP - Compliant
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CFSP - Compliant
Jiujiang Tanbre Co., Ltd.	CFSP - Compliant
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CFSP - Compliant
KEMET Blue Metals	CFSP - Compliant
KEMET Blue Powder	CFSP - Compliant
King-Tan Tantalum Industry Ltd.	CFSP - Compliant
LSM Brasil S.A.	CFSP - Compliant
Metallurgical Products India Pvt., Ltd.	CFSP - Compliant
Mineração Taboca S.A.	CFSP - Compliant
Mitsui Mining & Smelting	CFSP - Compliant
Molycorp Silmet A.S.	CFSP - Compliant
Ningxia Orient Tantalum Industry Co., Ltd.	CFSP - Compliant
Plansee	No Certificate
Plansee SE Liezen	CFSP - Compliant
Plansee SE Reutte	CFSP - Compliant
QuantumClean	CFSP - Compliant
Resind Indústria e Comércio Ltda.	CFSP - Compliant
RFH	No Certificate
RFH Tantalum Smeltry Co., Ltd.	CFSP - Compliant
Shanghai Jiangxi Metals Co. Ltd	No Certificate
Solikamsk Magnesium Works OAO	CFSP - Compliant
Solikamsk Metal Works	No Certificate
Taki Chemicals	CFSP - Compliant
Tantalite Resources	No Certificate
Telex Metals	CFSP - Compliant
Tranzact, Inc.	CFSP - Compliant
Ulba	No Certificate
Ulba Metallurgical Plant JSC	CFSP - Compliant
XinXing HaoRong Electronic Material Co., Ltd.	CFSP - Compliant
Yichun Jin Yang Rare Metal Co., Ltd.	CFSP - Compliant
Zhuzhou Cemented Carbide	CFSP - Compliant
Tin
Alpha	CFSP - Compliant

An Thai Minerals Company Limited	Active
An Vinh Joint Stock Mineral Processing Company	Active
Chenzhou Yunxiang Mining and Metallurgy Company Limited	Active
China Tin Group Co., Ltd.	CFSP - Compliant
CNMC (Guangxi) PGMA Co., Ltd.	No Certificate
Cookson	No Certificate
Cooper Santa	No Certificate
Cooperativa Metalurgica de Rondônia Ltda.	CFSP - Compliant
CV Ayi Jaya	CFSP - Compliant
CV Dua Sekawan	Active
CV Duta Putra Bangka	No Certificate
CV Gita Pesona	CFSP - Compliant
CV JusTindo	No Certificate
CV Makmur Jaya	No Certificate
CV Nurjanah	No Certificate
CV Serumpun Sebalai	CFSP - Compliant
CV Tiga Sekawan	Active
CV United Smelting	CFSP - Compliant
CV Venus Inti Perkasa	CFSP - Compliant
Dowa	CFSP - Compliant
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Active
Elmet S.L.U. (Metallo Group)	CFSP - Compliant
EM Vinto	CFSP - Compliant
Estanho de Rondônia S.A.	No Certificate
Feinhütte Halsbrücke GmbH	No Certificate
Fenix Metals	CFSP - Compliant
Gejiu Fengming Metalurgy Chemical Plant	Active
Gejiu Kai Meng Industry and Trade LLC	Active
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CFSP - Compliant
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Active
Gejiu Zi-Li	No Certificate
Gejiu Zili Mining And Metallurgy Co., Ltd.	No Certificate
Gold Bell Group	No Certificate
Guanyang Guida Nonferrous Metal Smelting Plant	Active
HuiChang Hill Tin Industry Co., Ltd.	Active
Huichang Jinshunda Tin Co., Ltd.	No Certificate
Jiangxi Ketai Advanced Material Co., Ltd.	CFSP - Compliant
Jiangxi Nanshan	No Certificate
Jiangxi Shunda Huichang Kam Tin Co., Ltd.	No Certificate
Kai Unita Trade Limited Liability Company	No Certificate
Linwu Xianggui Ore Smelting Co., Ltd.	No Certificate
Linwu Xianggui Smelter Co	No Certificate
Magnu's Minerais Metais e Ligas Ltda.	CFSP - Compliant

Malaysia Smelting Corporation (MSC)	CFSP - Compliant
Melt Metais e Ligas S/A	CFSP - Compliant
Metahub Industries Sdn. Bhd.	No Certificate
Metallic Resources, Inc.	CFSP - Compliant
Metallo Chimique	No Certificate
Metallo-Chimique N.V.	CFSP - Compliant
Mineração Taboca S.A.	CFSP - Compliant
Mineração Taboca S.A.	No Certificate
Minsur	CFSP - Compliant
Mitsubishi Materials Corporation	CFSP - Compliant
Nankang Nanshan Tin Manufactory Co., Ltd.	No Certificate
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Active
Novosibirsk Integrated Tin Works	No Certificate
Novosibirsk Processing Plant Ltd.	No Certificate
O.M. Manufacturing (Thailand) Co., Ltd.	CFSP - Compliant
O.M. Manufacturing Philippines, Inc.	CFSP - Compliant
OMSA	No Certificate
Operaciones Metalurgical S.A.	CFSP - Compliant
Phoenix Metal Ltd.	Active
PT Alam Lestari Kencana	No Certificate
PT Aries Kencana Sejahtera	CFSP - Compliant
PT Artha Cipta Langgeng	CFSP - Compliant
PT ATD Makmur Mandiri Jaya	CFSP - Compliant
PT Babel Inti Perkasa	CFSP - Compliant
PT Babel Surya Alam Lestari	No Certificate
PT Bangka Kudai Tin	No Certificate
PT Bangka Prima Tin	CFSP - Compliant
PT Bangka Putra Karya	No Certificate
PT Bangka Timah Utama Sejahtera	No Certificate
PT Bangka Tin Industry	CFSP - Compliant
PT Belitung Industri Sejahtera	CFSP - Compliant
PT BilliTin Makmur Lestari	CFSP - Compliant
PT Bukit Timah	CFSP - Compliant
PT Cipta Persada Mulia	CFSP - Compliant
PT DS Jaya Abadi	CFSP - Compliant
PT Eunindo Usaha Mandiri	CFSP - Compliant
PT Fang Di MulTindo	No Certificate
PT HP Metals Indonesia	No Certificate
PT Inti Stania Prima	CFSP - Compliant
PT Justindo	CFSP - Compliant
PT Karimun Mining	Active
PT Kijang Jaya Mandiri	Active
PT Koba Tin	No Certificate
PT Mitra Stania Prima	CFSP - Compliant

PT Panca Mega Persada	CFSP - Compliant
PT Pelat Timah Nusantara Tbk	No Certificate
PT Prima Timah Utama	CFSP - Compliant
PT Refined Bangka Tin	CFSP - Compliant
PT Sariwiguna Binasentosa	CFSP - Compliant
PT Seirama Tin Investment	No Certificate
PT Stanindo Inti Perkasa	CFSP - Compliant
PT Sukses Inti Makmur	CFSP - Compliant
PT Sumber Jaya Indah	CFSP - Compliant
PT Supra Sukses Trinusa	No Certificate
PT Tambang Timah	No Certificate
PT Timah	No Certificate
PT Timah (Persero) Tbk Kundur	CFSP - Compliant
PT Timah (Persero) Tbk Mentok	CFSP - Compliant
PT Timah Nusantara	No Certificate
PT Tinindo Inter Nusa	CFSP - Compliant
PT Tinindo Inter Nusa	No Certificate
PT Tirus Putra Mandiri	No Certificate
PT Tommy Utama	CFSP - Compliant
PT Wahana Perkit Jaya	CFSP - Compliant
PT Yinchendo Mining Industry	No Certificate
Resind Indústria e Comércio Ltda.	CFSP - Compliant
Rui Da Hung	CFSP - Compliant
Soft Metais Ltda.	CFSP - Compliant
Thaisarco	CFSP - Compliant
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Active
VQB Mineral and Trading Group JSC	CFSP - Compliant
White Solder Metalurgia e Mineração Ltda.	CFSP - Compliant
Yunnan Chengfeng	No Certificate
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Active
Yunnan Tin Group (Holding) Company Limited	CFSP - Compliant
Minmetals Ganzhou Tin Co. Ltd.	No Certificate
Tungsten
A.L.M.T. TUNGSTEN Corp.	CFSP - Compliant
ACL Metais Eireli	Active
Asia Tungsten Products Vietnam Ltd.	CFSP - Compliant
ATI Tungsten Materials	No Certificate
Chenzhou Diamond Tungsten Products Co., Ltd.	CFSP - Compliant
Chongyi Zhangyuan Tungsten Co., Ltd.	CFSP - Compliant
Dayu Jincheng Tungsten Industry Co., Ltd.	No Certificate
Dayu Weiliang Tungsten Co., Ltd.	No Certificate
Fujian Jinxin Tungsten Co., Ltd.	CFSP - Compliant
Ganxian Shirui New Material Co., Ltd.	No Certificate
Ganzhou Huaxing Tungsten Products Co., Ltd.	CFSP - Compliant

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CFSP - Compliant
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	No Certificate
Ganzhou Seadragon W & Mo Co., Ltd.	CFSP - Compliant
Ganzhou Yatai Tungsten Co., Ltd.	CFSP - Compliant
Global Tungsten & Powders Corp.	CFSP - Compliant
Guangdong Xianglu Tungsten Co., Ltd.	CFSP - Compliant
H.C. Starck GmbH	CFSP - Compliant
H.C. Starck Smelting GmbH & Co.KG	CFSP - Compliant
HC Starck GmbH	No Certificate
Hunan Chenzhou Mining Co., Ltd.	CFSP - Compliant
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CFSP - Compliant
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	No Certificate
Hunan Chunchang Nonferrous Metals Co., Ltd.	CFSP - Compliant
Hydrometallurg, JSC	CFSP - Compliant
Japan New Metals Co., Ltd.	CFSP - Compliant
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Active
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Active
Jiangxi Gan Bei Tungsten Co., Ltd.	CFSP - Compliant
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	No Certificate
Jiangxi Richsea New Materials Co., Ltd.	No Certificate
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Active
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Active
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CFSP - Compliant
Jiangxi Yaosheng Tungsten Co., Ltd.	Active
Kennametal Fallon	Active
Kennametal Huntsville	CFSP - Compliant
Malipo Haiyu Tungsten Co., Ltd.	CFSP - Compliant
Moliren Ltd	Active
Niagara Refining LLC	CFSP - Compliant
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CFSP - Compliant
Philippine Chuangin Industrial Co., Inc.	CFSP - Compliant
Pobedit, JSC	No Certificate
Sanher Tungsten Vietnam Co., Ltd.	No Certificate
Tejing (Vietnam) Tungsten Co., Ltd.	CFSP - Compliant
Vietnam Youngsun Tungsten Industry Co., Ltd.	CFSP - Compliant
Wolfram Bergbau und Hütten AG	CFSP - Compliant
Wolfram Company CJSC	No Certificate
Woltech Korea Co., Ltd.	Active
Xiamen Tungsten (H.C.) Co., Ltd.	CFSP - Compliant
Xiamen Tungsten Co., Ltd.	CFSP - Compliant
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CFSP - Compliant
Zhuzhou Cemented Carbide Group Co Ltd	No Certificate

Countries of Origin for the above listed SORs are believed to include:

Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Estonia, France, Germany, India, Indonesia, Italy, Japan, Kazakhstan, Republic of Korea, Kyrgyzstan, Malaysia, Mexico, Netherlands, New Zealand, Peru, Philippines, Poland, Russian Federation, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sudan, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, and Zimbabwe

4.	SOR Facility Description

Below is a summary of SORs with indications of DRC/CC sourcing and their certification status.

Metal	Smelter/Refiner	Certification Status	Mine Countries of Origin
Tin	Phoenix Metal Ltd.	“Active” Committed to undergo a Conflict Free Smelter Program (CFSP) audit and have submitted signed Agreement for the Exchange of Confidential Information (AECI) and Auditee Agreement contracts.	Rwanda

For those declaration responses provided at the company and user-defined level and non-specific to Civeo’s products, the presence of any particular smelter is not necessarily linked to the products that Civeo purchases and uses in its products, as thus, the information provided in such supplier responses was not at a product-level specific to the materials and components we use. As such, the identified SORs and countries of origin identified above have not been confirmed to be present in Civeo’s supply chain.

5.	Design of Due Diligence Framework

Civeo’s due diligence process is designed in accordance with the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplementshttp://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf2 (collectively, the “OECD Guidance”). It is important to note that the OECD Guidance was written for both upstream3 and downstream4 companies in the supply chain. As Civeo is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

2 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

3 Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.

4 Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

6.	Due Diligence Measures Performed

Due Diligence measures undertaken by Civeo included the following:

●	Maintained current the Company’s Conflict Minerals Policy. The Conflict Minerals Policy is publicly available at https://www.civeo.com ;
●	Assembled an internal team to support supply chain due diligence;
●	Established a system of controls and transparency over the mineral supply chain;
●	Implemented internal measures to strengthen company engagement with suppliers;
●	Included an internal grievance mechanism in the Conflict Minerals Policy;
●	Designed and implemented a strategy to respond to supply chain risks;
●	Implemented a risk management plan, monitored and tracked risk mitigation, reported to Senior Civeo Supply Chain Management and evaluated supplier partnerships; and
●	Reported Annually on Supply Chain Due Diligence. This CMR and the Form SD to which it is an exhibit are publicly available at http://ir.civeo.com/sec.cfm.

7.	Steps to Improve Due Diligence

Civeo will endeavor to continuously improve upon supply chain due diligence efforts via the following measures:

●	Continue to assess the presence of 3TG in the supply chain;
●	Clearly communicate expectations with regard to supplier performance, transparency and sourcing;
●	Increase supplier response rate for RCOI process;
●	Increase supplier rate of product specificity for RCOI process;
●	Increase the rate in which Civeo addresses issues including implausible statements regarding no presence of 3TG and incomplete data on EICC-GeSI Templates regarding scrap and recycled sources;
●	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs, such as the EICC/GeSI Conflict Free Smelter Program;
●

Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas;

●	Undertake additional fact and risk assessments for risks requiring mitigation, or after a change of circumstances; and
●	Provide continuing education to members of our Conflict Minerals Compliance team, as well as employees who are involved with supplier and customer contact related to Conflict Minerals compliance.

8.     Inherent Limitations

Because Civeo is a downstream user of 3TG, we must rely on the representations and information provided by our suppliers and other third parties within our supply chain. As a result, incomplete or inaccurate information provided by the suppliers or by a SOR could affect the accuracy or completeness of the information set forth below or other information contained in this CMR.

Note also that many suppliers provided responses with SOR information based on a company or divisional level, rather than a product-level specific to the materials and components we use. As such, Civeo is unable to confirm all SORs in its supply chain for the Reporting Period.